EMPLOYMENT AGREEMENT


     AGREEMENT made as of August 11, 1994 by and among THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as "Interpublic"), Ammirati & Puris Inc., a corporation of the State of New York ("A & P") and Martin Puris (hereinafter referred to as "Executive").

     In consideration of the mutual promises set forth herein the parties hereto agree as follows:

                           ARTICLE I

Term of Employment

     1.01 Upon the terms and subject to the conditions set forth herein A & P, or another subsidiary of Interpublic into which A & P may be merged (A & P or such other subsidiary sometimes being referred to herein as the "Corporation") will employ Executive for the period beginning August 11, 1994 and ending on August 10, 1999 or on such earlier date as the employment of Executive shall terminate pursuant to Article VI or Article VII. (The period during which Executive is employed hereunder is referred to herein as the "term of employment".) Executive will serve the Corporation during the term of employment.


                            ARTICLE II
Duties

     2.01 During the term of employment Executive will:

     (i) use his best efforts to promote the interests of the Corporation and devote his full time and efforts to its business and affairs;

     (ii) perform such duties as the Corporation may from time to time assign to him; and

     (iii) serve in such offices of the Corporation or its subsidiaries as he may be elected or appointed to, which
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initially shall be Chief Executive Officer of A & P, and Vice
Chairman of Lintas Worldwide. In addition, Executive will be appointed or elected to the Oversight Committee, the Executive Committee and the Board of Directors of Lintas Worldwide. Executive will report exclusively to Interpublic's Chief Executive Officer.

     2.02 In connection with Executive's employment, he shall be based at the offices of the Corporation at New York, New York except for reasonable necessary travel on business for the Corporation or Interpublic in connection with his duties hereunder, or as otherwise specifically consented to by Executive.

                          ARTICLE III

Compensation

     3.01 The Corporation will compensate Executive for the duties performed by him hereunder, including all services rendered as an officer or director of the Corporation or Interpublic, by payment of a salary at the rate of $600,000 per annum, payable in equal installments, which the Corporation may pay at either monthly or semi-monthly intervals.

     3.02 Interpublic may at any time increase the compensation paid to Executive hereunder if Interpublic in its discretion shall deem it advisable so to do in order to compensate him fairly for services rendered to the Corporation. In any event, Executive's salary shall be reviewed no less often than every 24 months during the term of this Agreement, beginning 24 months following the last such review prior to the effective date of this Agreement.


                           ARTICLE IV

Bonuses

     4.01 Executive shall, subject to full execution of this Agreement, receive a sign-up bonus of $1.9 million, which shall be paid within thirty days of the date hereof.

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     4.02 Except as may be provided in Section 4.04 of this
Agreement, in addition to the bonus set forth in section 4.01 above, Executive shall receive an additional bonus of $1.9 million, which shall be paid in February, 1995.

     4.03 Executive additionally shall be eligible to receive a bonus of up to $1.5 million subject, however, to the attainment of certain operating profit targets which will be determined by the Oversight Committee of the Corporation and Interpublic, which bonus, if any, will be paid in February, 1996.

     4.04 In addition, Executive shall be entitled for calendar year 1994 to share in an executive bonus pool of $1.5 million, of which $661,348 has been paid as of the date hereof. Of the remaining $838,652 available for distribution, there will be a dollar for dollar reduction for any 1994 revenue shortfall from $53.5 million. Should such revenue shortfall exceed the $838,652 remaining available for distribution pursuant to this Section 4.04, such additional shortfall will be deducted, dollar for dollar from the bonus amount due pursuant to Section 4.02 hereof. The portion of such bonus pool which Executive shall receive, which shall be paid in January, 1995, shall be determined in the sole discretion of Executive.

     4.05 For calendar year 1995, and all subsequent calendar years during the term of this Agreement, Executive will be eligible to participate in Interpublic's Management Incentive Compensation Plan ("MICP"), in accordance with the terms and conditions of the MICP established from time to time. Executive shall be eligible to receive MICP awards of up to fifty percent of base salary, but the actual award. if any, shall be determined by the Corporation and Interpublic and shall be based on profits of the Corporation and Interpublic, Executive's individual performance and management discretion.

     4.06 The bonus described in Section 4.01 shall be paid irrespective of whether Executive's employment with the Corporation has terminated for any reason prior to payment. Executive shall be eligible for the bonuses described in Sections
4.03 and 4.04, and shall be paid the bonus described in Section 4.02, only if Executive is employed by the Corporation on the date of payment, or if Executive's employment has terminated

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earlier due to (i) death, (ii) disability, (iii) termination by the Corporation for reasons other than a violation of Sections
7.01 or 7.02, or (iv) termination by Executive for "good reason" as defined in Section 6.02.


                           ARTICLE V

Other Employment Benefits and Compensation

     5.01 Executive shall participate in the Interpublic Long Term Performance Incentive Plan ("LTPIP"), in accordance with the terms of such plan. Executive shall participate in such other employee benefits and executive compensation programs as are available to senior executives of Interpublic generally, and as are available from time to time to other Interpublic key management executives in accordance with the then-current terms and conditions established by Interpublic for eligibility and employee contributions required for participation in such benefits opportunities.

     5.02 Executive shall be entitled to 6 weeks paid vacation per year.

     5.03 Executive shall be entitled to receive prompt reimbursement from the Corporation of all reasonable expenses incurred by Executive in promoting the business of the Corporation and in performing services hereunder, including all expenses of travel and entertainment and living expenses while away from home on business or at the request of or in the service of the Corporation, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Interpublic from time to time. Executive shall be entitled to first class travel on business trips to the extent that such class of services is available.

     5.04 Executive shall be entitled to receive benefits accorded to members of Interpublic's Development Council, including up to $5,000 per annum reimbursement for financial planning and tax preparation expenses, and 100% reimbursement for medical expenses in accordance with the terms and conditions of the Development Council Health Care Program, as they may exist from time to time.

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     5.05 The Corporation shall continue to provide Executive
with an automobile under the lease in effect with respect to Executive on the date hereof, and pay related expenses to the extent on the date hereof. Following the expiration of such lease, the Corporation shall provide Executive with an automobile allowance in an amount comparable to the cost of such lease for the remainder of the term of this Agreement, or provide Executive with the cash equivalent value thereof plus a gross up for tax liability.

     5.06 As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Compensation Committee of its Board of Directors ("Committee") grant Executive an award for the 1995-1998 performance period under the LTPIP equal to 3,600 performance units tied to the cumulative compound profit growth of the Corporation, and an option under Interpublic's 1986 Stock Incentive Plan (the "Stock Plan") to purchase 14,400 shares of Interpublic common stock at the fair market value of such stock on January 1, 1995 (as determined in accordance with the terms of the Stock Plan), which option may not be exercised in any part prior to January 1, 1999 and thereafter shall be exercisable in whole or part; provided, however, that in the event Executive's employment is terminated for any reason other than in accordance with Section 7.03 after December 31, 1996 but before January 1, 1999, Interpublic shall use its best efforts to have the Committee (i) pay a pro-rata share of the compensation tied to such performance units immediately following the end of the performance period and (ii) vest a pro-rata portion of such stock options, in either case based upon the number of calendar months following December 31, 1994 but before January 1, 1999 in which Executive was employed.

     5.07 The terms of disability provisions under A & P's policies existing on the date hereof, as applicable to Executive, will remain in effect during the term of this Agreement.

     5.08 The two split-dollar life insurance policies on Executive's life in effect on the date hereof (Metropolitan Life Insurance Company policy numbers 930750497A and 930750498A), shall be maintained in effect by the Corporation in accordance with their terms and conditions during the term of this Agreement.
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     5.9 The Corporation will continue to pay Executive's club
memberships which exist on the date of this Agreement.

     5.10 The Corporation will continue to pay the premium on the $5 million term life insurance policy on the life of Executive, in effect on the date hereof, and such premium payments will continue to be treated as compensation to Executive to the extent required under applicable tax law.

     5.11 Following Executive's retirement, Interpublic will cause Executive to become eligible for retiree medical coverage under the terms and conditions of its then existing clan.


                           ARTICLE VI

Termination

     6.01 (i) Interpublic may terminate the employment of Executive hereunder by giving Executive notice in writing at any time specifying a termination date not earlier than the later of

          (A)  one year following the date of such notice or (B)
               December 31, 1996.

          (ii) Notwithstanding clause (i) above, Interpublic may terminate the employment of Executive hereunder by giving him notice in writing specifying any termination date after December 31, 1996, which date shall be no less than ten days following such Executive's receipt of such notice. In this event, his employment hereunder shall terminate on the date specified in such notice and the Corporation shall thereafter pay him a sum equal to the amount by which 12 months salary at his then current rate exceeds the salary paid to him for the period from the date on which such notice is given to the termination date specified in such notice. Such payment shall be made during the period immediately following the termination date specified in such notice, in successive equal monthly installments, each of which shall be equal to one month's salary at the rate in effect at the time of such termination, with any residue in respect of a period less than one month to be paid together with the last installment.

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     6.02 Executive may at any time give notice in writing to the
Corporation specifying a termination date not less than six months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice. Notwithstanding the above, Executive may at any time give notice in writing to the Corporation specifying a termination date not less than 10 days after the date on which such notice is given, if Executive has "good reason" to terminate his employment. In that case, and unless the Corporation has undone to the reasonable satisfaction of Executive the actions giving rise to such good reason prior to the termination date set forth in such notice, such termination shall be treated as termination by the Corporation pursuant to
Section 6.01 (ii), and Executive shall be entitled to an extension of salary payments accordingly. For purposes of this Agreement, Executive shall have "good reason" to terminate his employment in the event of (i) a substantial breach by the Corporation of any material provision of this Agreement, including a reduction in salary, or (ii) a substantial diminution in Executive's authority, duties or responsibilities, except with respect to such assignment or diminution which is made on a temporary basis (not more than 30 days).

     6.03 If the employment of Executive hereunder is terminated pursuant to this Article VI by either the Corporation or Executive, Executive shall continue to perform his duties hereunder until the termination date at his salary in effect on the date that notice of such termination is given.

     6.04 If Executive dies before the fifth anniversary of the date hereof, his employment hereunder shall terminate on the date of his death.

     6.05 Executive shall be under no duty to mitigate, by obtaining other employment or otherwise, any payments due him by the Corporation pursuant to Sections 6.01 or 6.02 and the Corporation shall have no right to offset any amounts earned by Executive from other employment or other sources against such payments.

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                          ARTICLE VII

Covenants

     7.01 While Executive is employed hereunder by the Corporation he shall not without the prior written consent of the Corporation engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or corporation; provided, however, that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company (including any publicly listed mutual fund), and provided further that he may continue to serve as a member of the Board of Directors of the Mystic Seaport Museum and the Upward Fund.

     7.02 Executive shall treat as confidential and keep secret the affairs of the Corporation and shall not at any time during the term of employment or thereafter, without the prior written consent of the Corporation, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than the Corporation and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of the Corporation or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder.

     7.03 If Executive violates any provision of Section 7.01 or
Section 7,02, the Corporation may, notwithstanding the provisions of Section 6.01, terminate the employment of Executive at any time by giving him notice in writing specifying a termination date. In such event, his employment hereunder shall terminate on the date specified in such notice.

     7.04 All records, papers and documents kept or made by Executive relating to the business of the Corporation or its subsidiaries or affiliates or their clients shall be and remain the property of the Corporation.

     7.05 All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business

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of the Corporation or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of the Corporation, and Executive will assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to the Corporation, without further compensation, upon notice to him from the Corporation.

     7.06 Following the termination of Executive's employment hereunder for any reason, Executive shall not for a period of twenty-four months from such termination either (a) solicit any employee of the Corporation or Interpublic to leave such employ to enter the employ of Executive or of any corporation or enterprise with which Executive is then associated or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or corporation, the advertising, public relations, sales promotion or market research business of any advertiser for which the Corporation had actively performed services for compensation during the 180-day period immediately prior to Executive's termination, or to whom the Corporation had made a substantive presentation during such period seeking such advertiser's business.


                          ARTICLE VIII

Assignment

     8.01 This Agreement shall be binding upon and enure to the benefit of the successors and assigns of the Corporation, and the heirs, legatees, administrators and personal representatives of Executive. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Neither this Agreement nor any rights hereunder shall be assignable by the Corporation without the prior written consent of Executive.

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                           ARTICLE IX

Agreement Entire

     9.01 This Agreement supersedes any and all previous agreements between Executive and the Corporation concerning his employment by the Corporation, and/or any compensation or bonuses. This Agreement may not be amended except by an instrument signed by both parties hereto.


                           ARTICLE X

Applicable Law

     10.01 The Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law.


                           ARTICLE XI
Notices

     11.01 All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service or facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

     (a) If to A & P or the Corporation:
               Ammirati & Puris Inc.
               100 Fifth Avenue
               New York, New York 10011
               Attn: Chief Executive Officer
               Facsimile: (212) 337-9481

     (b) If to Interpublic:
               The Interpublic Group of Companies, Inc.
               1271 Avenue of the Americas
               New York, New York 10020
               Attn: C. Kent Kroeber
               Senior Vice President, Human Resources
               Facsimile: (212) 399-8130
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     (c) If to Executive:
               At Executive's last known address as listed with Employer


                          ARTICLE XII

Counterparts

     12.01 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                    By C. Kent Kroeber


                    AMMIRATI & PURIS, INC.

                    By Philip Palazzo, Jr.

                    Employee: Martin F. Puris

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